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                                                                  Exhibit 16.1

                      Albright, Persing & Associates, Ltd.

                          Certified Public Accountants

                          1025 Ridgeview Dr., Suite 300

                               Reno, Nevada 89509

December 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      HomeSeekers.com, Incorporated
         Commission File No. 0-23835

Ladies and Gentlemen:

We have read Item 4 of HomeSeekers.com, Incorporated's Form 8-K dated December 8, 1999, and we agree with such statements, except that we are not in a position to (1) agree or disagree with HomeSeekers.com, Incorporated's statement that the Registrant's Audit Committee participated in and approved the decision to change independent accountants, or (2) confirm that HomeSeekers.com, Incorporated engaged new principal accountants on December 8, 1999 and therefore, during the fiscal years ended June 30, 1999 and 1998 and the subsequent interim period to the date hereof, HomeSeekers.com, Incorporated did not consult Ernst & Young LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.


Very truly yours,

/s/ Albright, Persing & Associates, Ltd.